UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2013

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 10, 2013, the Regulatory Commission of Alaska (RCA) approved the Gas Sale and Purchase Agreement (GSPA) between Chugach Electric Association, Inc. (Chugach) and Hilcorp Alaska, LLC (Hilcorp) filed with the RCA on July 12, 2013. The RCA also approved inclusion of all gas costs incurred under the GSPA through Chugach’s fuel and purchased power cost adjustment mechanism.

The agreement will supply gas from January 1, 2015 through March 31, 2018, satisfying 100% of Chugach’s unmet needs. The total amount of gas under the contract is estimated to be 17.7 billion cubic feet (Bcf). Chugach’s annual gas volume requirements from 2015 through 2018 are approximately 8.5 Bcf per year. The GSPA is capable of filling the balance of Chugach’s need not met by other suppliers in 2015 and 2016. Furthermore, the GSPA is capable of satisfying 100% of Chugach’s needs in 2017 and a portion of its total needs in 2018. Specifically, the GSPA has these capabilities because it allows Chugach to adjust its contracted-for annual gas quantity for the next year. Chugach may reduce or increase the quantity by 5%. Accordingly, the GSPA’s annual volumes are calculated to provide approximately 95% of Chugach’s gas requirements in each year of the term. Chugach plans to increase or decrease the volume commitment each year depending on changes in electric load (including variations due to weather) and/or energy production (including variations due to hydroelectric production). These adjustments provide Chugach with meaningful protection against over-committing its gas purchases and provide a means to purchase more gas over the term of the GSPA should the need arise.

The GSPA identifies and defines three types of gas purchases. Base Load Gas is defined by the volume of gas delivered on a contract day which is equal to or less than the average daily contract quantity. Pricing for base load purchases ranges from $7.13 to $8.03 per thousand cubic feet (Mcf). Swing Load Gas is gas sold to Chugach on any given day in excess of the Base Load Gas sold to Chugach and does not include emergency gas. Pricing for swing load purchases ranges from $8.91 to $10.04 per Mcf. Emergency Load Gas is gas sold in excess of the base load and swing load gas sold to Chugach to meet Chugach’s short term extraordinary or emergency gas supply needs. Pricing for emergency purchases ranges from $10.70 to $12.04 per Mcf.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

10.75	Gas Sale and Purchase Agreement between the Registrant and Hilcorp Alaska, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 12, 2013	CHUGACH ELECTRIC ASSOCIATION, INC.

		By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer